UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)  October 30, 2002


                             BLUESTAR LEASING, INC.
               (Exact name of registrant as specified in its charter)


         Nevada             	       0-33239       		     88-0485488
(State or other jurisdiction	     (Commission		         (IRS Employer
   of incorporation)	            file number)	   Identification Number)


               2800 Post Oak Blvd., Suite 5260, Houston, Texas 77056
                (Address of principal executive offices)(Zip Code)


                                 (713) 621-0577
                (Registrant's telephone number, including area code)



           (Former name and former address, if changed since last report)



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Item 2.	Acquisition or Disposition of Assets

	On October 30, 2002, the Company, through Sterling FBO Holdings, Inc., a wholly-owned subsidiary of the Company, completed the acquisition of a 100% ownership interest in both Greeley FBO, L.L.C. and Sterling Austin Aero,L.P. The Company issued an aggregate of 3,143,334 shares of common stock to acquire Greeley FBO, L.L.C. and 2,166,666 shares of common stock to acquire Sterling Austin Aero, L.P.

	Both Greeley FBO, L.L.C. and Sterling Austin Aero, L.P. were acquired from Geld Fund II, LLC, Chasco Investments, Inc., Mathew Investment Partnership and Sterling, REIT, Inc. Geld Fund II, LLC, Chasco Investments, Inc. and Sterling, REIT, Inc. may each be deemed to be affiliates of the Company by reason of the holdings of common stock by those entities or affiliates of those entities and, with respect to Sterling REIT, Inc., by reason of the service of Ron F. Bearden as President of both the Company and Sterling, REIT, Inc.

	Greeley FBO, L.L.C. owns and operates a private airport facility under the name of Greeley-Weld Jet Center, in Greeley, Colorado. The center opened two years ago and recently moved into a newly renovated facility, complete with a new terminal building, an 81,000-foot ramp and a 10,000-foot runway. On-site services include fueling, hangar space, tie down, Jet A, 100LL, Oxygen, GPU, pre-heating, de-icing and self serve 100LL.

	Sterling Austin Aero, L.P. owns a private airport facility located in Austin, Texas and leased to Austin Aero FBO, Ltd. Constructed in 1999 at the new Austin Bergstrom International Airport (AUS), the FBO includes a 15,000-square foot terminal with boarding and waiting area, nine acres of ramp space, 65 tie-down spaces, five 14,000-square-foot hangars, exercise/workout room, pilot's lounge, weather information system, flight planning room, showers, offices, secretarial services, fax machines and computers.

Item 7.	Financial Statements and Exhibits

	(a)	Financial Statements of Businesses Acquired

It is impractical to provide the required financial statements of Greeley FBO, L.L.C. and Sterling Austin Aero, L.P. at the time this report is being filed. The required financial statements of Greeley FBO, L.L.C. and Sterling Austin Aero, L.P. will be filed by amendment to this report within 60 days after the due date of this report.

	(b)	Pro Forma Financial Information

It is impractical to provide the required pro forma financial information at the time this report is being filed. The required pro forma financial information will be filed by amendment to this report within 60 days after the due date of this report.

	(c)	Exhibits

		None


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SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

							BLUESTAR LEASING, INC.

Dated: November 12, 2002
							By:   /s/ Ron F. Bearden
							      Ron F. Bearden
							      President